UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

American CareSource Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33094	20-0428568
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ivan Allen Jr. Blvd, Suite 510 Atlanta, Georgia 30308
(Address of Principal Executive Offices)

(404) 465-1000
(Registrant’s Telephone Number, Including Area Code) (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 5, 2016, American CareSource Holdings, Inc. (together with its subsidiaries and affiliated entities, the “Company”) exited the Virginia urgent care market through the sale of its two Virginia subsidiaries, ACSH Urgent Care of Virginia, LLC and ACSH Primary Care of Virginia, LLC (collectively, the "Virginia Entities"), to UrgeMedical Group, Inc. (“UrgeMedical”). The transaction was consummated pursuant to an equity purchase agreement, dated as of April 1, 2016 (the "Purchase Agreement") with UrgeMedical and its sole shareholder, Payam Herischi.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

The purchase price for the Virginia Entities was $610,000 with $50,000 paid in cash at closing and the balance paid by delivery of two promissory notes. The first promissory note has an initial principal balance of $160,000 and interest accrues on the outstanding balance at 1.5% per annum ("Note A"). Note A is payable in two installments, the first installment of $50,000 is due within 90 days of the effective date of the Purchase Agreement and the second installment of $110,000 due within 150 days of the effective date of the Purchase Agreement. If, however, UrgeMedical pays $150,000 plus all accrued interest within 90 days of the effective date of the Purchase Agreement, Note A will be deemed satisfied in full.

The second promissory note has an initial principal balance of $400,000 and interest accrues on the outstanding balance at 5.0% per annum ("Note B"). Interest-only payments are due each month beginning July 1, 2016. Principal is due in three equal installments of $133,333.33 on the first, second and third anniversaries of the effective date of the Purchase Agreement.

Performance under Note A and Note B is secured by a pledge of the equity interests in the Virginia Entities by UrgeMedical and by a personal guaranty given by UrgeMedical's sole shareholder, Payam Herischi.

The foregoing descriptions of the Purchase Agreement, Note A and Note B do not purport to be complete and are qualified in their entirety by reference to the full text of (i) the Purchase Agreement, (ii) Note A, and (iii) Note B, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.01.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2016

American CareSource Holdings, Inc.

By:	/s/ Adam S. Winger
Adam S. Winger
President and CEO

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